As filed with the Securities and Exchange Commission on July 8, 2024

        Registration No. 333-138857

Registration No. 333-170604

Registration No. 333-196165

Registration No. 333-212860

Registration No. 333-226390

Registration No. 333-228901

Registration No. 333-271202

Registration No. 333-275984

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-138857

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-170604

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-196165

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-212860

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-226390

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-228901

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-271202

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-275984

UNDER THE SECURITIES ACT OF 1933

INTELGENX TECHNOLOGIES CORP.

(Exact name of registrant as specified in its charter

Delaware	87-0638336
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6420 Abrams

Ville Saint Laurent, Quebec

H4S 1Y2, Canada

(Address of principal executive offices, including zip code)

IntelGenx Technologies Corp. 2006 Stock Option Plan

IntelGenx Technologies Corp. Amended and Restated 2006 Stock Option Plan

IntelGenx Technologies Corp. 2016 Stock Option Plan

IntelGenx Technologies Corp. Performance and Restricted Share Unit Plan

Amended IntelGenx Technologies Corp. 2016 Stock Option Plan

IntelGenx Technologies Corp. 2022 Amended and Restated Stock Option Plan

(Full title of the plans)

Ingrid Zerbe

Corporate Secretary

IntelGenx Technologies Corp.,

6420 Abrams, Ville Saint Laurent, Quebec, H4S 1Y2

(514) 331-7440

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Richard Raymer

Dorsey & Whitney LLP

TD Canada Trust Tower

Brookfield Place, 161 Bay Street, Suite 4310

Toronto, Ontario M5J 2S1 Canada

(416) 367-7388

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statements of IntelGenx Technologies Corp., a Delaware corporation (the "Registrant"), on Form S-8 (collectively, the "Registration Statements"), which have been previously filed with the Securities and Exchange Commission (the "SEC"), to deregister any and all shares of the Registrant's common stock, $0.00001 par value (the "Registrant's Common Stock"):

•	Registration Statement No. 333-138857, filed with the SEC on November 21, 2006, registering a total of 1,600,749 of the Registrant's Common Stock for issuance under the 2006 Stock Option Plan;

•

Registration Statement No. 333-170604, filed with the SEC on November 15, 2010, registering a total of 1,707,378 of the Registrant's Common Stock for issuance under the Amended and Restated 2006 Stock Option Plan;

•

Registration Statement No. 333-196165, filed with the SEC on May 22, 2014, registering a total of 1,722,165 of the Registrant's Common Stock for issuance under the Amended and Restated 2006 Stock Option Plan;

•	Registration Statement No. 333-212860, filed with the SEC on August 3, 2016, registering a total of 1,331,233 of the Registrant's Common Stock for issuance under the 2016 Stock Option Plan;

•

Registration Statement No. 333-226390, filed with the SEC on July 27, 2018, registering a total of 1,000,000 of the Registrant's Common Stock for issuance under the Performance and Restricted Share Unit Plan;

•	Registration Statement No. 333-228901, filed with the SEC on December 19, 2018, registering a total of 2,986,222 of the Registrant's Common Stock for issuance under the Amended 2016 Stock Option Plan;

•

Registration Statement No. 333-271202, filed with the SEC on April 10, 2023, registering a total of 6,117,382 of the Registrant's Common Stock for issuance under the 2022 Amended and Restated Stock Option Plan; and

•

Registration Statement No. 333-275984, filed with the SEC on December 11, 2023, registering a total of 3,366,452 of the Registrant's Common Stock for issuance under the Performance and Restricted Share Unit Plan.

As previously disclosed, on May 17, 2024, the Registrant and its subsidiary, IntelGenx Corp., commenced a restructuring plan under the Companies' Creditors Arrangement Act (Canada) (the "CCAA"). In connection therewith, the Québec Superior Court (Commercial Division) issued an initial order granting the Company protection under the CCAA (R.S.C., 1985, c. C-36) and approved the implementation of a sale and investment solicitation process intended to generate interest in either the business or the assets of the Registrant, or in a recapitalization of the Registrant, with the goal of implementing one or more transaction(s). In connection with the foregoing, the offering pursuant to the Registration Statements is being terminated.

In accordance with an undertaking made by the Registrant in each of the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering, the Registrant hereby removes from registration all securities that were registered but unsold or otherwise unissued under each of the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ville St- Laurent, Province of Quebec, on this 8th day of July, 2024.

INTELGENX TECHNOLOGIES CORP.

By:	/s/ Andre Godin
Name:	Andre Godin
Title:	President and Chief Financial Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.